UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 11, 2009

ALDILA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21872	13-3645590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14145 Danielson Street, Suite B, Poway, California		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    858-513-1801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING INFORMATION Certain statements made in this Form 8-K, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q and 8-K.

Item 2.02 Results of Operations and Financial Condition

and

Item 7.01 Regulation FD Disclosure

On March 12, 2009, Aldila, Inc. (the “Company”) reported its results of operations for its fourth quarter and year ended December 31, 2008.  A copy of the press release issued by the Company concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K, including the accompanying exhibit, is being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 1.01 Entry into a Material Definitive Agreement

and

Item 5.02 Compensatory Arrangements of Certain Officers

and

Item 7.01 Regulation FD Disclosure

I.                                         New Compensation Arrangements

At a meeting of the Board of Directors (“Board”) of the Company held March 11, 2009 the Board adopted certain recommendations of the Board’s Compensation Committee and took other actions following a review of the Company’s compensation policies and arrangements for officers and directors.

At this meeting, the Board adopted the following new plans or arrangements:

1.               2009 Aldila Inc. Executive Bonus Plan.

This new bonus plan replaces the Company’s 1994 Aldila Inc. Executive Bonus Plan, as amended.  The Company has annually established goals under the old plan, but has not met the goals, nor paid any bonuses under that plan, since 2005.

The new plan provides for bonuses to participating key employees, which may include Named Executive Officers.

The Compensation Committee will annually establish a minimum Corporate Gate level of Operating Income, after consideration of the projected levels of Operating Income, free cash flow and the terms and conditions of any debt covenants.  The minimum Corporate Gate amount must be met before any bonus award is paid under the plan.

The Compensation Committee will annually establish Threshold, Target and Stretch Financial Performance Objectives.  Objectives will be based on Operating Income and Revenue, as determined for the applicable plan year according to generally accepted accounting principles.  A Threshold Award is equal to 20% of the Base Salary of the CEO and 12.5% of the Base Salary of all other participants; a Target Award is equal to 40% of the CEO’s Base Salary and 25% of the Base Salary for all other participants; and Stretch Award is equal to 120% of the CEO’s Base Salary and 75% of the Base Salary of all other participants.  Base Salary is the actual, regular salary for the plan year, pro rated if an employee becomes a participant part way through the plan year.

Awards are paid if the Company achieves the Corporate Gate and either the Operating Income or Revenue Objectives.  Each participant is eligible to receive an award equal to 37.5% of the Threshold Award if the Operating Income Threshold Objective is met, and 37.5% of the Threshold Award if the Revenue Threshold Objective is met. Similarly, each participant is eligible to receive an award equal to 37.5% of the Target Award for each of the Target Operating Income and Target Revenue Objectives, and each participant may receive 37.5% of the Stretch Award for each of the Stretch Operating Income and Stretch Revenue Objectives.  This results in a potential 75% award based on these objectives.  Results between the Threshold, Target and Stretch Objectives will be pro-rated.

The remaining 25% of the potential award amount is a discretionary award made by the Compensation Committee.  The Compensation Committee will consult with the CEO for discretionary awards to participants other than the CEO.

Awards will be calculated on or about completion of the Company’s annual audit.  If a participant’s employment is terminated part way through a plan year, the Committee may adjust the amount of awards under the plan.

The foregoing is a summary of certain terms of the new plan.  Reference is hereby made to the complete terms of the plan, attached hereto as an exhibit.  The Company does not anticipate seeking shareholder approval of the new plan.  The Company has not yet established the various financial objectives under the new plan, and when it does so it anticipates that such objectives will be confidential and not publicly disclosed.

2.               2009 Equity Incentive Plan

The Company currently has a 1994 Stock Incentive Plan (as amended).  The 1994 Plan was last amended by the shareholders approximately 9 years ago.

The new equity incentive plan will be submitted to the Company’s shareholders for approval at the next annual meeting of shareholders.  If it is approved it will be registered with the SEC and used for new awards of equity to directors, officers, employees and consultants.   The 1994 plan will continue to exist so long as awards made under them remain outstanding.

The new plan will be administered by the Board or the Compensation Committee.  The new plan permits awards of stock options (incentive or non-statutory), stock appreciation rights, restricted stock, restricted stock units, performance units or performance shares.

The maximum total of authorized shares permitted to be awarded under the new plan will be 860,000, plus any awards outstanding under the 1994 Plan that expire or otherwise terminate without being exercised, up to a maximum of 212,853 shares. Awards that expire without exercise will return to the new plan and may be used to issue new awards.  Shares that are used for a cash-less exercise or to pay tax withholding amounts are not available for re-issue.

The maximum number of shares that may be granted subject to a stock option is 25,000, except that an additional 50,000 shares may be the subject of an initial award  to an employee joining the Company. The minimum exercise price for options shall be the fair market value of the Company’s stock on the date of grant, and may be higher in certain circumstances.  The maximum term of any option granted under the new plan will be established in the specific award agreement, provided, however, it may not exceed 7 years, except for options granted to greater than 10% shareholders, for whom the maximum term shall be 5 years.  In the event of the death or disability of an option holder, the option will remain exercisable for no more than 12 months after the date of death.  In the event of the termination of employment or other relationship with the Company of an option holder for other reason, the option will remain exercisable for no more than 3 months after such termination.

Stock appreciation right awards shall also be subject to a 25,000 share maximum, except that an additional 50,000 shares may be the subject of an initial award to an employee joining the Company.  Such awards shall not be for less than the fair market value on the date of grant except as permitted by applicable laws and regulations.    The maximum term of any award of stock appreciation rights granted under the new plan will be established in the specific award agreement, provided, however, it may not exceed 7 years, subject to the same early termination provisions for death, disability and termination of relationship with the Company as stock options.

Awards of restricted stock, restricted stock units, performance units and performance shares may be subject to certain limits in the event such awards are intended to be “performance-based compensation” under IRC 162(m).

The number of shares authorized under the plan, under any outstanding award under the plan, and any limits to awards under the plan, may be adjusted in the event of dividends, stock splits and certain other events.  In the event of a change of control, the Administrator may provide for the assumption of awards, the grant of equivalent awards, the termination of awards, the acceleration of vesting of awards, the payment of cash and/or property in exchange for the termination of awards, or any combination of the foregoing.  If a successor to the Company fails to assume or substitute equivalent awards, the outstanding awards shall vest and become exercisable or payable.  A “change of control” is defined as (i) one person or a group of persons acting together acquires more than 50% of the total voting power of the Company (but not the acquisition of additional stock by a person who already controls more than 50% of the total voting power of the Company), (ii) a majority of the Board is replaced within 12 months if the new directors are not nominated or endorsed by a majority of the existing board, or (iii) the acquisition by one person or a group of persons acting together if the total gross fair market value of such assets is equal to or more than 50% of the total gross fair market value of all of the assets of the Company (subject to certain exceptions).

The Company anticipates using stock option award agreements and restricted stock award agreements substantially similar to those it currently uses, with appropriate changes to reference the new plan, and accordingly is not filing copies of new award agreements.

The foregoing is a summary of certain terms of the 2009 Equity Incentive Plan.  Reference is hereby made to the complete terms of the 2009 Equity Incentive Plan, attached hereto as an exhibit.  A form of the agreement to be used for restricted stock grants under the 2009 Equity Incentive Plan is also attached as an exhibit.

3.               2009 Aldila Inc. Outside Director Equity Plan

The Company’s 1994 Stock Incentive Plan provides for automatic grants of stock options to the Company’s non-employee (i.e., “outside”) directors; an initial option to purchase 8,772 shares upon taking office, and a further grant of 3,334 shares on the last trading day of May each year thereafter if they have been in office for at least 12 months.  The exercise price is the fair market value of the stock on the day of grant.

A new 2009 Outside Director Equity Plan will be submitted to the Company’s shareholders for approval at the next annual meeting of shareholders.  If it is approved it will be registered with the SEC and used for new equity awards to the Company’s directors.   The 1994 Plan will continue to exist so long as awards made under it remain outstanding.

The new Outside Director Equity Plan will provide the Company with the alternative of either (i) automatic grants of stock options, (ii) automatic grants of restricted stock, or (iii) automatic grants of restricted stock units.

The new Outside Director Equity Plan sets aside a total of 100,000 shares of stock which may be awarded.  If an option award expires or becomes unexercisable without being exercised in full the unpurchased shares will be returned to the plan and become available for reissue.  Similarly, if restricted stock awards or restricted stock units forfeit to the Company because they do not vest the shares attributable to such awards will also be returned to the plan and be available for new awards.  Shares used in a cashless exercise or to pay tax withholding obligations will not be available for new awards.

Option awards will be automatic and non-discretionary, provided, however, that the Board may determine that certain outside directors are not eligible to receive options for specified periods of time.  Upon assuming office a new outside director will receive an option to purchase 8,772 shares of stock, provided, however, that an inside director who becomes an outside director will not receive such an award.  Annually thereafter, as of the annual meeting of the Company’s shareholders each director will receive an option to purchase 3,334 shares of stock provided they have served as a director for at least 6 months.  Each option will have an exercise price of 100% of the fair market value on the date of grant, a 7 year term, and vest in three equal, annual installments on the anniversary of the date of grant, provided, the outside director continues to serve as a director on such dates.

The Board may determine to make automatic and non-discretionary awards of restricted stock to outside directors pursuant to a formal policy provided, however, that the Board may determine that certain outside directors are not eligible to receive such awards for specified periods of time.  Such awards shall be for a number of shares and with a vesting period as determined by the Board.  Shares of restricted stock will be held in escrow pending vesting and shall not be transferrable until vested.  Directors may vote restricted shares and receive cash dividends prior to the shares vesting, however, stock dividends will be subject to the same restrictions as the shares upon which they are paid.

The Board may also determine to make automatic and non-discretionary awards of restricted stock units to outside directors pursuant to a formal policy, provided, however, that the Board may determine that certain outside directors are not eligible to receive such awards for specified periods of time.  Such awards of restricted stock units shall be bookkeeping entries representing an amount equal to the fair market value of one share of the Company’s stock.  The obligation to make such payments is an unfunded and unsecured obligation of the Company.  Settlement of earned restricted stock units will be paid in the form of shares of the Company’s stock at a time determined by the Board, but no later than March 15 of the year following the applicable vesting date.  Awards of restricted stock units will not grant an outside director any rights to vote shares nor to receive dividends on such shares until the restricted stock units are settled and the shares attributable to such settlement are issued to the outside director.

The number of shares of an option, award of restricted stock or of restricted stock units, and the exercise price of an option, may be adjusted in the event of a stock split, dividend, or other recapitalization event.

In the event of a proposed dissolution or liquidation of the Company, all unexercised options, and all unvested restricted stock awards and restricted stock units will terminate.  In the event of a change of control of the Company, all outstanding awards of options, restricted stock and restricted stock units will become fully vested and immediately exercisable.  If such outstanding options, restricted stock awards or restricted stock units are assumed or equivalent awards are substituted by the successor to the Company, such assumed or substitute award will be exercisable for so long as the outside director remains an outside director of the Company.  If the Company’s successor does not assume such outstanding option nor substitute an equivalent option the outstanding option will be exercisable for 30 days and than terminate.  A “change of control” is defined the same as in the Company’s 2009 Equity Incentive Plan.

The foregoing is a summary of certain terms of the 2009 Outside Director Equity Plan.  Reference is hereby made to the complete terms of the 2009 Outside Director Equity Plan, attached hereto as an exhibit.  A form of the agreement to be used for restricted stock grants under the 2009 Outside Director Equity Plan is also attached as an exhibit.

4.               Change of Control Retention Agreements

The Company has also adopted new Change of Control Retention Agreements with the Company’s officers.  These replace the prior Severance Protection Agreements first entered into in 1999.  There are two forms of the Change of Control Agreements — one for the Chief Executive Officer and one for the other officers of the Company.

A.                CEO Change of Control Retention Agreement

The new agreement provides that the employment is “at-will.”

Upon termination of employment the CEO will be paid his accrued and unpaid base salary through the date of termination, unreimbursed business expenses and be entitled to all benefits under benefit plans applicable to the CEO.

If the CEO’s employment is terminated by the Company without cause or by the CEO for “good reason” not in connection with a change of control, the CEO will also receive (i) 12 months of base salary paid in a lump sum within 30 days; and (ii) reimbursement for insurance premiums paid for medical, dental and vision benefits for the CEO and his eligible dependants for 12 months following termination, paid when such premiums are due, or at the Company’s discretion in a single lump sum.

If the CEO’s employment is terminated by the Company without cause or by the CEO for “good reason” in connection with a change of control, the CEO will also receive (i) 18 months of base salary paid in a lump sum within 30 days of termination; (ii) 50% of the average of the CEO’s two most recent actual cash bonuses under the Company’s executive bonus plan for the 2 fiscal years prior to the year in which the termination occurs payable in a lump sum within 30 days of termination; (iii) a pro rata bonus payment under the Company’s executive bonus plan for the year in which the termination occurs payable in a lump sum within 30 days of termination; (iv) reimbursement for insurance premiums paid for medical, dental and vision benefits for the CEO and his eligible dependants for 18 months following termination, paid when such premiums are due, or at the Company’s discretion in a single lump sum; and (v) full accelerated vesting on all outstanding, unvested equity awards.

If the CEO’s employment is terminated voluntarily by the CEO without good reason, is terminated “for cause” by the Company or is the result of the CEOs death or disability, then all vesting of the CEO’s equity awards will cease immediately and the CEO will be eligible for severance benefits only in accordance with the Company’s established policies and procedures.

“Change of control” is defined as (i) the consummation of a merger or consolidation of the Company with another corporation, other than a merger or consolidation in which the Company’s voting securities outstanding immediately prior thereto continue to represent more than 50% of the total voting power of the Company or the surviving entity immediately after such transaction; (ii) the consummation of a sale of substantially all of the Company’s assets; (iii) any person (or group of persons) becoming the beneficial owner of more than 50% of the total voting power of the Company’s outstanding securities; (iv) a change in the board of directors of the Company such that less than a majority of the Board are “Incumbent Directors” (defined as directors in office at the time the agreement is entered into, or elected or nominated for election with the affirmative votes of less than a majority of the directors whose election or nomination was not in connection with any transactions described in (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

 “Good Reason” is defined as (i) a material reduction in the CEO’s title, authority, status or responsibilities; (ii) a reduction in the CEO’s base salary or target annual cash incentive compensation (other than a reduction applicable to executives generally); (iii) the failure of the Company to obtain the assumption of the agreement by a successor; or (iv) the Company requiring the CEO to relocate his principal place of business or the Company’s headquarters more than 35 miles from the current location, provided, however, the CEO only has good reason if he gives the Board written notice of any of the foregoing events within 90 days of the occurrence and it is not cured within 30 days of such notice.

“Cause” is defined as (i) CEO’s willful and continued failure to perform the duties and responsibilities of his position that is not corrected within a thirty (30) day correction period that begins upon delivery to CEO of a written demand for performance from the Board that describes the basis for the Board’s belief that the CEO has not substantially performed his duties; (ii) any act of personal dishonesty taken by CEO in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in substantial personal enrichment of CEO; (iii) a material violation by CEO of a federal or state law or regulation applicable to the business of the Company; (iv) CEO’s failure to cooperate with the Company in connection with any actions, suits, claims, disputes, investigations, or grievances against the Company or any of its officers, directors, employees, shareholders, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, whether or not such cooperation would be adverse to CEO’s own interest; (v) CEO’s conviction of, or plea of nolo contendre to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business, or (vi) CEO materially breaching (A) CEO’s Confidential Information Agreement, or (B) any Company policies generally applicable to Company employees, including, without limitation, Company’s Code of Conduct or insider trading policies, as each may be amended from time to time, and which breach is (if capable of cure) not cured within thirty (30) days after the Company delivers written notice to CEO of the breach.

This form of Change of Control Agreement has been entered into between the Company and Peter Mathewson, Chief Executive Officer of the Company.

B.                  Other Officer Change of Control Retention Agreement

The new Change of Control Retention Agreements also provide that employment is “at will” and that upon termination of employment the officer will be paid accrued and unpaid base salary through the date of termination, unreimbursed business expenses and be entitled to all benefits under benefit plans applicable to the officer.

If the officer’s employment is terminated by the Company without cause not in connection with a change of control, the officer will also receive (i) 6 months of base salary paid in a lump sum within 30 days; and (ii) reimbursement for insurance premiums paid for medical, dental and vision benefits for the officer and his eligible dependants for 6 months following termination, paid when such premiums are due, or at the Company’s discretion in a single lump sum.  This payment is for an amount calculated on a period one-half of the time for the amount payable to the CEO.  The other officers are also not eligible for such payments if the officer terminates employment for “good reason” not in connection with a change of control.

If the officer’s employment is terminated by the Company without cause or by the officer for “good reason” in connection with a change of control, the officer will be eligible for the same benefits as the CEO, provided, however, the base salary amount will be for only 12 months of base salary paid; (ii) the pro rata bonus payment will be equal to 10% of the average of the two most recent actual cash bonuses under the Company’s executive bonus plan for the 2 fiscal years prior to the year in which the termination occurs payable in a lump sum within 30 days of termination; and (iii) the reimbursement for insurance premiums paid for medical, dental and vision benefits for the officer and eligible dependants will be for only 12 months following termination, paid when such premiums are due, or at the Company’s discretion in a single lump sum.

“Good reason” for an officer is defined as being the same as for the CEO, however, a material reduction in the title, authority, status or responsibilities is not a “good reason” if the officer is provided with a comparable position, provided, however, a reduction in duties, position or responsibilities which occurs solely by virtue of the Company being acquired and made a part of a larger entity does not constitute “good reason.”

This form of Change of Control Agreement has been entered into by and between the Company and Named Executive Officers Robert Cierzan, Scott Bier, Michael Rossi and other senior executive officers.

The foregoing is a summary of certain terms of the 2009 Change of Control Agreements.  Reference is hereby made to the complete terms of the 2009 Change of Control Agreements, attached hereto as exhibits.

5.               Indemnification Agreement.

The Company has also entered into new indemnification agreements which replace the previous form of such agreements.

The new agreements provide that the Company shall, to the extent permitted by Delaware law and the new agreement, indemnify against all judgments and other amounts, and advance expenses, of its officers and directors (each an “indemnitee”) in connection with any pending, threatened or completed action, suit, arbitration, investigation, or other civil, criminal, administrative, legislative or investigative proceeding arising out of the indemnitee’s serving as an office or director or other position at the request of the Company, excepting any action brought by the Company to obtain a judgment in its favor.

In the event an action or proceeding is brought by right or in the name of the Company, against an indemnitee, the Company shall indemnify the indemnitee against all judgments and other amounts, and advance expenses, provided the indemnitee has acted in “good faith” provided, however, that the indemnitee shall not be entitled to indemnification for any expenses if the indemnitee has been found liable to the Company (unless and to the extent the indemnitee is found entitled to indemnification by the court or other hearing officer before which the action or proceeding was brought).  If the indemnitee is partially successful the Company shall indemnify the indemnitee to the maximum extent permitted by law.

The Company shall also indemnify an indemnitee from all expenses incurred as a result of acting as a witness in any action or proceeding to which the indemnitee is not a party if they are called as a witness as a result of the indemnitee having acted on behalf of the Company.

Notwithstanding the foregoing, the indemnitee shall not be entitled to indemnification to the extent the indemnitee has received a payment under a policy of insurance, nor for any short-swing profit liability under Section 16 of the Exchange Act of 1934 nor for any “claw-back” liability under Section 304 of the Sarbanes-Oxley Act of 2002.

The Company shall also advance reasonable expenses to any indemnitee within 30 days for expenses incurred by the indemnitee in connection with any action or proceeding arising from the indemnitee acting at the request of the Company.  The indemnitee shall undertake to repay such expenses if the indemnitee is ultimately determined that the indemnitee is not entitled to be indemnified for such expenses.

The determination of whether an indemnitee is entitled to indemnification under the agreement is made by (i) the Board by majority vote of a quorum of Disinterested Directors, (ii) a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors even if less than a quorum of the Board, or (iii)  Independent Counsel, or (iv) if directed by the Board, the shareholders.  If a Change of Change of Control has occurred to the Company the determination shall be made by independent Counsel unless the indemnitee requests the determination be made as if there was no Change of Control.  “Change of Control” is defined the same as when used in the Change of Control Agreements discussed above.  “Independent Counsel” is defined as a law firm or member of the bar experienced in corporate law and that may include a firm or lawyer regularly retained by the Company, but not a party to the action or proceeding giving rise to the claim for indemnification.  The Company will pay the fees and expenses of any Independent Counsel.  The independent Counsel is selected by the Board unless a Change of Control has occurred, in which case the independent counsel is selected by the indemnitee.  The other party may object within 7 days to the choice of an independent counsel on the grounds they do not meet the qualifications established in the agreement for such position, in which case a court shall determine if the objection has merit.

The burden of proof shall rest with any party contending that the indemnitee is not entitled to indemnification under the agreement.  Disputes may be resolved by the Delaware Chancery Court or by arbitration.

The Company is also required to maintain directors and officers insurance of at least as much coverage as it currently maintains, unless such insurance is not reasonably available, the costs are disproportionate to the amount of coverage provided, or the coverage is so limited by exclusions as to be of insufficient benefit.

The agreements expire 10 years after the indemnitee ceases to serve as an officer, director or in any other capacity at the request of the Company, or after the termination of any actions or proceedings in respect to which the indemnitee is entitled to indemnification.

The foregoing is a summary of certain terms of the Indemnification Agreement.  Reference is hereby made to the complete terms of the indemnification Agreement, attached hereto as exhibits.  The Company has or will enter into this agreement with its Directors Peter Mathewson, Thomas Brand, Bryant Riley, Andrew Leitch and Michael Sheldon.  The Company will also enter into this agreement with its Named Executive Officers Robert Cierzan, Scott Bier, Michael Rossi and other senior executive officers.

II.                                     Modification to Commercial Credit Facility.

As previously disclosed on a Form 8-K filed by the Company on February 10, 2009, the Company has entered into a Loan Modification Agreement with Key Bank of Ohio.  Attached as an exhibit is a copy of this Loan Modification Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated March 12, 2009
99.2	2009 Aldila Inc. Executive Bonus Plan
99.3	2009 Aldila Inc. Equity Incentive Plan
99.4	Form of Restricted Stock Award Agreement under 2009 Aldila Inc. Equity Incentive Plan
99.5	2009 Aldila Inc. Outside Director Equity Plan
99.6	Form of Restricted Stock Award Agreement under 2009 Aldila Inc. Outside Director Equity Plan
99.7	2009 Change of Control Retention Agreement by and between the Company and Peter Mathewson
99.8	Form of 2009 Officer Change of Control Retention Agreement by and between the Company and non-CEO executive officers.
99.9	Form of Director and Officer Indemnification Agreement by and between the Company and its directors and officers
99.10	Loan Modification Agreement by and between the Company and Key Bank of Ohio, effective as of December 31, 2008 entered into on February 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2009	Aldila, Inc.

/s/ Scott M. Bier
Scott M. Bier
Chief Financial Officer and Vice President